Exhibit 10.7

3COM CORPORATION

2003 STOCK PLAN

DIRECTOR OPTION GRANT

NON-QUALIFIED STOCK OPTION AGREEMENT – [INITIAL] [PRO-RATA] [ANNUAL] GRANT

3COM CORPORATION (“Company”) hereby grants to <<FirstName>> <<LastName>>, (“Optionee”), an option (“Option”) to purchase a total of <<Shares>> shares of Common Stock (“Shares”), subject to the terms of this Agreement and the 2003 Stock Plan (the “Plan”), which is incorporated herein by reference. Terms not otherwise defined herein shall have the meanings as set forth in the Plan.

1.	Nature of Option. This Option is a Nonstatutory Stock Option.
2.	Option Exercise Price. The Option exercise price is <<Price>> per share.

3.    Exercise of Option. Subject to earlier termination upon Optionee ceasing to serve as a Director, this Option shall have a term of seven (7) years from the grant date, and shall be subject to the following terms:

(a)  Right to Exercise. Subject to accelerated vesting as set forth herein and in the Plan, this Option shall vest and become exercisable with respect to [_________(__%)] of the Shares on [_______________], and as to [___________] of the Shares on [_______________], so that the Option shall be one hundred percent (100%) vested [______ (_)] years after the date of grant, subject to the Optionee remaining a member of the Board through such vesting dates. This Option may not be exercised for a fraction of a Share.

(b)  Death or Disability of Optionee. In the event Optionee’s service as a Director terminates due to Optionee’s death or Disability, the Option shall accelerate as to [_______________]. In such event, the Option may be exercised, to the extent vested at any time within one (1) year (or three (3) years if termination of Optionee’s Board service would otherwise have qualified as a Qualifying Board Retirement) following the date of death, but not later than the original seven (7) year term of the Option, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

(c)  Method of Exercise. This Option shall be exercisable by written notice that shall:

(i)   state the election to exercise the Option, the number of Shares being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company;

(ii)   be signed by the Optionee and be delivered in person, by fax, or by certified mail to the Secretary of the Company or the Company’s Stock Administrator;

(iii)  be accompanied by either (a) a certified or bank cashier’s check representing the purchase price for the Shares being acquired, (b) by tender of shares of the Company’s stock owned by the Optionee and having a fair market value not less than the option price, which (i) either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly from the Company, and (ii) have a fair market value not less than the option price, or (c) consideration received by the Company under a broker-assisted cashless exercise program (to the extent permissible under Applicable Laws).

(d)  Withholding Tax. In the event the Company determines that it is required to withhold taxes as a result of an exercise of this Option, the Company will, as a condition of issuing the Shares from the exercise of this Option, have the right to withhold the applicable minimum withholding taxes, including but not limited to federal tax, state tax, foreign taxes, or social taxes. The Optionee will make arrangements satisfactory to the Company for the Company to meet such withholding requirements.

(e)  Restrictions on Exercise. This Option may not be exercised if the issuance of such shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(f)   Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

(g)  Cessation of Board Service. In the event Optionee’s service as a Director terminates more than six (6) months following the election to the Company’s Board of Directors, the Option shall accelerate as to one (1) year’s additional vesting. This Option shall remain exercisable, to the extent vested on the date of termination of Board service, for one (1) year following such termination date (but in no event longer than the original term of the Option); provided, however, that in the event of a Qualifying Board Retirement, the Option shall vest as to one hundred percent (100%) of the Shares and shall remain exercisable for three (3) years following such termination (but in no event longer than the original term of the Option); provided, further that in the event of the death or Disability of the Optionee, this Option shall be exercisable as provided for in Section 3(b) hereof.

(h)  Change of Control. In the event of a Change of Control, this Option shall vest and remain exercisable as set forth in Section 14(c) of the Plan.

4.    No Rights in Option Shares. Optionee shall have no rights as a shareholder in respect of the Shares as to which the Option shall not have been exercised and payment not made as herein provided.

5.    Reservation of Shares. The Company, during the term of this Agreement, will at all times reserve and keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Agreement.

6.    Data Privacy. By entering into this Option Agreement, and as a condition of the grant of the Option, the Optionee consents to the collection, use and transfer of personal data as described in this Section. The Optionee understands that the Company and its subsidiaries hold certain personal information about the Optionee including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or other entitlements to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Optionee further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of the Optionee’s participation in the Plan, and that the Company and/or its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data Recipients”). The Optionee understands that these Data Recipients may be located in the Optionee’s country of residence, the European Economic Area, or elsewhere, such as the United States. The Optionee authorizes the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Optionee’s behalf, to a broker or third party with whom the shares acquired on exercise may be deposited. The Optionee understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company. The Optionee further understands that withdrawing consent may affect the Optionee’s ability to participate in the Plan.

7.    Governing Law. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.